         As filed with the Securities and Exchange Commission on August 23, 2000
                                                          Registration No.  333-


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              IBS INTERACTIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   13-3817344
(State or Other Jurisdiction of                 (I.R.S. Employer Identification
 Incorporation or Organization)                  No.)

                          2 Ridgedale Avenue, Suite 350
                         Cedar Knolls, New Jersey 07927
          (Address of Principal Executive Offices, Including Zip Code)

                  1998 IBS INTERACTIVE, INC. STOCK OPTION PLAN
                  1999 IBS INTERACTIVE, INC. STOCK OPTION PLAN
                  2000 IBS INTERACTIVE, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Nicholas R. Loglisci, Jr.
                 President, Chief Executive Officer and Chairman
                              IBS INTERACTIVE, INC.
                          2 Ridgedale Avenue, Suite 350
                         Cedar Knolls, New Jersey 07927
                                 (973) 285-2600
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                    COPY TO:
                              Randi-Jean G. Hedin, Esq.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901
                                 (203) 324-1400

                                  -------------

                         CALCULATION OF REGISTRATION FEE

========================== ================== =========================== ============================== ===========================

   Title of Securities       Amount to be          Proposed Maximum             Proposed Maximum                  Amount of
    to be Registered          Registered          Offering Price Per       Aggregate Offering Price(1)        Registration Fee
                                                       Share(1)

-------------------------- ------------------ --------------------------- ------------------------------ ---------------------------

      Common Stock,        1,380,000 shares             $ 4.00                     $ 6,296,250                   $ 1,457.28
par value $.01 per share
========================== ================== =========================== ============================== ===========================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for IBS Interactive, Inc.'s Common Stock on August 18, 2000, as reported by the Nasdaq SmallCap Market.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") by IBS Interactive, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement:

o The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

o The Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on May 15, 2000;

o The Registrant's Quarterly Report on Form 10-QSB, filed with the Commission on August 14, 2000;

o The Registrant's Current Report on Form 8-K, filed with the Commission on March 24, 2000;

o The Registrant's amended Current Report on Form 8-K/A, filed with the Commission on May 16, 2000;

o The Registrant's Current Report on Form 8-K, filed with the Commission on August 8, 2000;

o The Registrant's Current Report on Form 8-K, filed with the Commission on August 9, 2000; and

o The description of the Registrant's common stock, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A/A, as filed with the Commission on April 30, 1998 under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act").

          All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's restated certificate of incorporation (the "Certificate of Incorporation") provides that to the fullest extent permitted by Delaware law no director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (1) arising from payment of dividends or approval of a stock purchase in violation of Section 174 of the Delaware General Corporation Law, (2) for any breach of their duty of loyalty to the Registrant or the Registrant's stockholders, (3) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (4) for any action from which the director derived an improper personal benefit. While the Certificate of Incorporation provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate a director's duty of care. Accordingly, the Certificate of Incorporation will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provisions of the Certificate of Incorporation described above apply to officers of the Registrant only if they are directors of the Registrant and are acting in their capacity as directors, and does not apply to officers of the Registrant who are not directors.

          In addition, the Registrant's by-laws provide that the Registrant will indemnify its officers and directors, employees and agents, to the fullest extent permitted by Delaware law. Under Delaware law, directors and officers, as well as employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the Registrant's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

          Section 145 of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. Accordingly, the Registrant has obtained officers' and directors' liability insurance of $3 million for members of its board of directors and executive officers.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

EXHIBIT NO.              DESCRIPTION

4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23, 1998).


4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23, 1998).

4.3 1998 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23,
                1998).

4.4 1999 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on June 4, 1999).

4.5 2000 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on June 9, 2000).

5* Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered hereunder.

23.1*           Consent of BDO Seidman, LLP.

23.2*           Consent of Ernst & Young, LLP.

23.3*           Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

25* Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

---------------------
*  Filed herewith.

ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes that it will:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                   (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) Include any additional or changed material information on the plan of distribution;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cedar Knolls, state of New Jersey, on this 22nd day of August, 2000.

                                       IBS INTERACTIVE, INC.

                                       By: /s/ Nicholas R. Loglisci, Jr.
                                           ____________________________________
                                           Nicholas R. Loglisci, Jr.
                                           President, Chief Executive Officer
                                              and Chairman

                                POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes Nicholas R. Loglisci, Jr. and Roy E. Crippen, III, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

      Signature                         Title                     Date
     ----------                         -----                     ----

                                   President, Chief Executive
                                   Officer, Chairman and
                                   Director (Principal
/s/ Nicholas R. Loglisci, Jr.      Executive Officer)          August 22, 2000
--------------------------------
Nicholas R. Loglisci, Jr.

                                   Chief Operating Officer
/s/ Roy E. Crippen, III            and Director                August 22, 2000
--------------------------------
Roy E. Crippen, III


                                   Chief Information Officer
/s/ Frank R. Altieri, Jr.          and Director                August 22, 2000
--------------------------------
Frank R. Altieri, Jr.

      Signature                         Title                     Date
     ----------                         -----                     ----


                                   Chief Financial Officer
                                  (Principal Financial Officer
/s/ Howard B. Johnson              and Accounting Officer)     August 22, 2000
--------------------------------
Howard B. Johnson


/s/ Susan Holloway Torricelli      Director                    August 22, 2000
--------------------------------
Susan Holloway Torricelli


/s/ David Faeder                   Director                    August 22, 2000
--------------------------------
David Faeder


/s/ Bruce E. Fike                  Director                    August 22, 2000
--------------------------------
Bruce E. Fike


/s/ Ahmed Al-Khaled                Director                    August 22, 2000
--------------------------------
Ahmed Al-Khaled

                                  EXHIBIT INDEX


EXHIBIT NO.              DESCRIPTION


4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23, 1998).


4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23, 1998).

4.3 1998 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form SB-2, File No. 333-47741, filed on April 23,
                1998).

4.4 1999 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on June 4, 1999).

4.5 2000 IBS Interactive, Inc. Stock Option Plan (incorporated by reference to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on June 9, 2000).

5* Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered hereunder.

23.1*           Consent of BDO Seidman, LLP.

23.2*           Consent of Ernst & Young, LLP.

23.3*           Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

25* Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

---------------------
*  Filed herewith.